SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                _______________


                                  FORM 8-K

                               CURRENT REPORT


                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


                    Date of Report:  October 11, 1995
                    (Date of Earliest Event Reported)



                                 HUMANA INC.
            (Exact name of Registrant as specified in its Charter)



          Delaware                1-5975            61-0647538
  (State of Incorporation)      (Commission      (I.R.S. Employer
                               File Number)     Identification No.)



   500 West Main Street, Louisville, Kentucky               40202
    (Address of principal executive offices)             (Zip Code)



                               (502) 580-1000
            (Registrant's telephone number, including area code)






                               1 of 43




ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


Upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 16, 1995, (the "Offer"), HEW, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Humana Inc., a Delaware corporation (the "Company"), offered to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of EMPHESYS Financial Group, Inc., a Delaware corporation ("EMPHESYS"), at a purchase price of $37.50 per Share, net to the seller in cash, without interest (the "Offer Price"). The Offer Price was determined by the Company and its investment advisor, Smith Barney Inc., through a valuation of EMPHESYS based upon public information and information provided to the Company. EMPHESYS received an opinion dated August 8, 1995, from Morgan Stanley & Co. Incorporated (EMPHESYS' investment advisor) to the effect that the Offer Price was fair to EMPHESYS' stockholders from a financial point of view.

The Offer was made pursuant to the Agreement and Plan of Merger, dated as of August 9, 1995 (the "Merger Agreement"), among the Company, the Offeror and EMPHESYS. The Merger Agreement provided, among other things, that as soon as practicable after the purchase of Shares pursuant to the Offer and the satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL"), the Offeror would be merged with and into EMPHESYS (the "Merger"). Other than as described in the Merger Agreement, there were no material relationships between the Company, the Offeror and EMPHESYS.

As a result of all conditions of the tender offer being met, including obtaining all necessary regulatory approvals and the attainment by EMPHESYS of certain specified financial and operational targets, the tender offer was closed and all shares tendered were acquired on October 11, 1995.
At the close of the tender, 16,890,756 or 99 percent of the Shares were acquired. Under the DGCL, if 90 percent or more of the shares are acquired, the Merger can be consummated without the vote of the remaining stockholders. The Merger was consummated on October 13, 1995. At the effective time of the Merger, each remaining issued and outstanding Share not purchased in the tender offer was converted into and represented the right to receive the Offer Price. Following consummation of the Merger, EMPHESYS continued as the surviving corporation and became a wholly owned subsidiary of the Company.

The aggregate purchase price of approximately $650 million was funded by the Company through available cash, the sale of selected marketable securities and bank borrowings. The bank borrowings of approximately $250 million were pursuant to a credit agreement, as amended and restated, dated as of September 26, 1995, among the Company, Chemical Bank, as agent, and several other banks.





















                                  2

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

                                                              Page

  (a)    Financial Statements of Business Acquired

           EMPHESYS Financial Group, Inc. and Subsidiaries
             Index to Consolidated Financial Statements


      Consolidated Balance Sheets as of June 30, 1995

       (unaudited) and December 31, 1994                      4-5

      Consolidated Statements of Income for the three and six
       month periods ended June 30, 1995 and 1994 (unaudited)   6

      Consolidated Statements of Cash Flows for the six
       months ended June 30, 1995 and 1994 (unaudited)          7

      Notes to Consolidated Financial Statements (unaudited) 8-10

      Report of Independent Accountants                        11

      Consolidated Balance Sheets as of December 31, 1994
       and 1993                                             12-13

      Consolidated Statements of Income for the years
       ended December 31, 1994, 1993 and 1992                  14

      Consolidated Statements of Stockholders' Equity for
       the years ended December 31, 1994, 1993 and 1992        15

      Consolidated Statements of Cash Flows for the years
       ended December 31, 1994, 1993 and 1992                  16

      Notes to Consolidated Financial Statements            17-34


  (b) Pro forma Financial Information (Unaudited)

      Introduction to Pro forma Condensed Consolidated
       Financial Statements                                 35-36

      Pro forma Condensed Consolidated Balance Sheet as
       of June 30, 1995                                        37

      Pro forma Condensed Consolidated Statement of Income
       for the six months ended June 30, 1995                  38

      Notes to Pro forma Condensed Consolidated Financial
       Statements as of and for the six months
       ended June 30, 1995                                     39

      Pro forma Condensed Consolidated Statement of Income
       for the year ended December 31, 1994                    40

      Notes to Pro forma Condensed Consolidated Statement
       of Income for the year ended December 31, 1994          41


(c)   Exhibit Index                                            42










                                  3
               EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS

                  (In thousands, except per share amounts)

                                    June 30,   December 31,
                                       1995         1994


                                    (unaudited)
ASSETS

Investments:
  Securities available for sale, at
  fair value:
   Fixed income (amortized cost:
   1995--$556,851; 1994--$562,366)   $ 580,584     $ 542,150
   Equity (cost:  1995--$6,940 and
    1994--$7,170)                        7,725         7,337
   Commercial mortgages                 59,478        60,203
   Real estate                           1,142         1,107
   Short-term investments               47,317        34,823
   Other investments                     4,023         5,200


        Total investments              700,269       650,820

Property and equipment:
  Land                                   2,071         2,071
  Land improvements                      3,857         3,857
  Building and improvements             25,145        24,820
  Office equipment                      56,476        51,655


                                        87,549        82,403
  Less accumulated depreciation        (39,397)      (37,646)


        Net property and equipment      48,152        44,757

Receivables and other assets:
  Premiums receivable, less allowance
   for doubtful accounts
   (1995 and 1994-- $464)               16,675        15,179
  Accrued investment income             11,104        12,686
  Due from reinsurers                    1,767         1,293
  Deferred income taxes                 22,652        30,012
  Other assets                           5,884         6,052

        Total receivables and
         other assets                   58,082        65,222

Intangible assets:
   Excess of purchase price over fair
    value of net assets acquired, less
    accumulated amortization (1995--
    $19,649; 1994--$17,434)             55,504        48,886
  Present value of insurance in force
    and other intangible assets, less
    accumulated amortization (1995 --
    $6,188; 1994 -- $5,171)              7,139         4,304

                                        62,643        53,190

Separate account assets                 10,431        12,397

                                     $ 879,577     $ 826,386

See notes to consolidated financial statements.

                              4

              EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEETS (continued)

               (In thousands, except per share amounts)



                                     June 30,   December 31,
                                       1995         1994

                                    (unaudited)

RESERVES, LIABILITIES AND
 STOCKHOLDERS' EQUITY

Insurance reserves and liabilities:

  Claim liabilities:
      Accident and health          $ 304,527     $ 296,048
      Group life and other             5,932         5,579
   Future policy benefits              9,715         9,536


        Total insurance reserves
         and liabilities             320,174       311,163

Other liabilities:
   Premiums paid in advance           29,628        26,279
   Other policyholders' funds          3,683         7,533
   Amounts due reinsurers                792         4,072
   Accrued expenses and other
    liabilities                       85,104        97,639
   Federal income taxes                9,492        10,233
   Notes payable                      56,380        55,947


        Total other liabilities      185,079       201,703

Separate account liabilities          10,431        12,397

Stockholders' equity:
   Preferred stock ($0.01 par value,
    1,000,000 shares authorized, 1995
    and 1994 - none outstanding)           -             -
   Common stock ($0.01 par value,
    50,000,000 shares authorized,
    June 30, 1995 - 17,063,997 out-
    standing; December 31, 1994 -
    17,025,840 outstanding)              171           170
   Additional paid-in capital        170,719       169,279
   Retained earnings                 179,142       153,653
   Unearned compensation - restricted
    stock awards                      (2,075)       (1,930)
   Net unrealized gain (loss) on
    securities available for sale     15,936       (20,049)


        Total stockholders' equity   363,893       301,123


                                   $ 879,577     $ 826,386




See notes to consolidated financial statements.






                              5
       EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF INCOME

                         (Unaudited)

          (In thousands, except per share amounts)

                     Three Months Ended   Six Months Ended
                          June 30,            June 30,


                      1995        1994     1995        1994




Premium revenues   $ 398,039  $ 341,226 $ 781,933  $ 677,981
Net investment income 13,551     11,749    26,681     23,942
Realized gain on
 investments           1,212        148       777        647
Administrative fees
 and other             7,958      5,446    16,512     10,298


    Total revenue    420,760    358,569   825,903    712,868

Policy benefits paid
 or provided         302,643    248,413   587,044    494,419
Salaries and other
 operating expenses   62,296     54,552   122,498    107,670
Commissions           31,176     26,335    62,512     54,587
Amortization of
 intangible assets     1,745      1,290     3,233      2,378
Interest expense       1,041        713     2,036        926

    Total benefits
     and expenses    398,901    331,303   777,323    659,980



Income before federal
 income taxes         21,859     27,266    48,580     52,888
Federal income taxes   8,086     10,114    17,972     19,594


    Net income     $  13,773  $  17,152 $  30,608  $  33,294


Net income per common
 and common equiva-
 lent share        $    0.81  $    1.01 $    1.79  $    1.96


Net income per common
 share-assuming full
 dilution          $    0.81  $    1.00 $    1.79  $    1.95


Dividends declared
 per share         $    0.15  $    0.15 $    0.15  $    0.15






See notes to consolidated financial statements.






                              6

       EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (Unaudited)

                       (In thousands)
                                           Six Months Ended
                                               June 30,

                                           1995        1994


Operating activities
  Net income                           $ 30,608    $ 33,294
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
     Decrease (increase) in receivables
      and other assets                       26      (2,852)
     Increase (decrease) in insurance
      reserves and liabilities            8,681       4,530
     Increase (decrease) in other
      liabilities                       (13,811)      6,645
     Amortization of intangible assets
      and restricted stock awards         4,527       2,735
     Provision for depreciation           5,085       4,261
     Provision (credit) for deferred
      federal income taxes               (1,049)         27
     Realized gain on investments          (777)       (647)
     Net amortization of investment
      premium (discount)                   (659)        222

        Net cash provided by operating
         activities                      32,631      48,215

Investing activities
  Purchase of fixed income securities   (22,059)    (62,501)
  Purchase of equity securities         (12,699)     (6,740)
  Purchase of commercial mortgages            -           -
  Proceeds from the sale of fixed
   income securities                     14,978       4,275
  Proceeds from the sale of equity
   securities                                 -           4
  Proceeds from maturities, redemptions
   and principal repayments of fixed
   income securities                     17,012      21,710
  Purchase of property and equipment     (7,668)     (3,879)
  Carrying value of property and
   equipment sold                            78          37
  Other                                    (153)         59

        Net cash used in
         investing activities           (10,511)    (47,035)

Financing activities
  Dividends paid to stockholders         (5,119)     (7,687)
  Repayment of notes payable               (275)       (914)
  Decrease in cash overdraft             (4,232)       (579)

        Net cash used in
         financing activities            (9,626)     (9,180)


Increase (decrease) in cash and cash
 equivalents                             12,494      (8,000)
Cash and cash equivalents at beginning
 of period                               34,823       8,000

Cash and cash equivalents at end
 of period                             $ 47,317    $      -


See notes to consolidated financial statements.

                              7

       EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        JUNE 30, 1995

                         (Unaudited)



1. Business

   EMPHESYS Financial Group, Inc. ("EMPHESYS"), through its subsidiary, Employers Health Insurance ("EHI"), is a leading provider of a broad range of employee benefit products to small businesses, including managed care group medical, group life, group dental and group disability income insurance. The Company also provides administrative and managed care services to medium and large employers, flexible benefits services to employers of all sizes, purchasing pool marketing and administration for governmental and private organizations, and distribution of group health insurance products. EMPHESYS operates in one segment - the employer-based, managed care medical and insurance services segment of the insurance industry.

2. Basis of Presentation

   The consolidated financial statements include the accounts of EMPHESYS and its subsidiaries, collectively referred to as the Company. All significant intercompany transactions have been eliminated.

   The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in complete financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The interim financial data is unaudited; however, in the opinion of management, the interim data includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results for interim periods. The results of operations for the three and six month periods ended June 30, 1995 is not necessarily indicative of the results to be expected for the year ended December 31, 1995.

   The accompanying financial statements should be read in conjunction with the consolidated financial statements and footnotes for the year ended December 31, 1994, incorporated by reference in the Company's Annual Report on Form 10-K filed in March 1995 with the Securities and Exchange Commission.

3. Investments

   The Company's fixed income securities and equity securities
   (common and non-redeemable preferred stock) are classified as "available for sale" and, accordingly, are carried at fair value. The cost of fixed income securities is adjusted for amortization of premiums and discounts.
   Unrealized gains and losses associated with available for sale securities are excluded from net income and are recorded as a component of stockholders' equity, net of deferred income taxes. Fixed income securities and equity securities deemed to have declines in value that are other than temporary are written down through the statement of income to carrying values equal to their estimated fair values. Realized gains (losses) on investments are recognized in net income using the specific identification method.


                              8

       EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)



   For the mortgage-backed securities portion of the fixed income securities portfolio, including collateralized mortgage obligations, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments.
   The net investment in each security is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security. This adjustment is reflected in net investment income.

   Commercial mortgages are carried at their outstanding principal balances less unaccrued discounts and allowances for loan losses. Real estate, acquired principally through foreclosure, is carried at the lower of depreciated cost or fair value. Short-term and other investments are carried at cost, which approximates fair value.

4. Notes Payable

   Notes payable consist principally of a $50 million term note payable to Lincoln National Corporation or its subsidiaries issued on March 4, 1994. The principal amount of the term note is payable in full on or before December
   31, 1996. The term note bears interest at a variable rate equal to .75% over the three-month LIBOR rate, adjusted quarterly. The rate of interest in effect for the three months ended June 30, 1995 and 1994 was 7% and 4.8%, respectively. For the six months ended June 30, 1995 and 1994, the interest rate was 7.1% and 4.8%, respectively.
   Interest is payable quarterly through the end of the loan term.

   The term note is secured by a pledge of 20% of the outstanding common stock of EHI. In addition, the term note contains restrictive covenants which, among other things, limit the acquisition or disposition of assets or business units by EMPHESYS and the repurchase or redemption of EMPHESYS' common stock. The term note contains covenants which impose borrowing limits on the Company and EHI and requires the maintenance of a $200,000,000 minimum level of surplus for EHI.

5. Federal Income Taxes

   The Company provides for income taxes using the liability method of accounting, whereby deferred income tax assets or liabilities are recognized on the differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These differences relate primarily to accelerated depreciation on property and equipment, unrealized gains and losses on investment securities, discounting of accident and health claims liabilities for tax purposes, premiums paid in advance, the deferral of certain policy acquisition costs for tax purposes, differences in claims liability reserves calculated for book and tax purposes and the accrual of estimated salvage and subrogation receivable for tax purposes. Such tax assets or liabilities are adjusted regularly to amounts estimated to be receivable or payable based on enacted future tax laws and rates. Valuation allowances are provided for those deferred tax assets whose realization is uncertain. Changes in the valuation allowance related to deferred tax assets provided on unrealized losses on available for sale securities are charged directly to stockholders' equity.


                              9

       EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)



6. Contingent Liabilities

   The Company is involved in various pending or threatened legal proceedings arising from the normal conduct of business. It is management's opinion that these proceedings ultimately will be resolved without materially affecting the financial position of the Company.

7. Earnings per Share

   Earnings per share are calculated based on the weighted average shares of common stock and common stock equivalents outstanding during the periods presented. Common stock equivalents arising from dilutive stock options are computed using the treasury stock method.

8. Dividends

   On August 2, 1995, the Company's Board of Directors declared a quarterly dividend of $0.15 per share, payable on September 15, 1995 to shareholders of record on September 1, 1995.

9. Reclassifications

   Certain 1994 amounts have been reclassified to conform to the 1995 presentation.






                             10


Report of Ernst & Young, LLP, Independent Auditors



The Board of Directors and Stockholders
EMPHESYS Financial Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of EMPHESYS Financial Group, Inc. and Subsidiaries (the
"Company") as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended
December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EMPHESYS Financial Group, Inc. and Subsidiaries at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Notes 2 and 3 to the consolidated financial statements, in 1993 the Company changed its method of accounting for post-retirement benefits other than pensions, income taxes and certain investments in debt and equity securities.





Milwaukee, Wisconsin
January 27, 1995















                             11

                  EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                         (in thousands, except share amounts)



                                                                              December 31,

                                                                      1993                     1994

ASSETS
Investments:
  Securities available for sale, at
    fair value:
    Fixed income (amortized cost: 1993--
     $522,716; 1994--$562,366)                                        $ 563,719                $ 542,150
    Equity (cost:  1993--$3,045; and
     1994--$7,170)                                                        3,489                    7,337
    Commercial mortgages, less allowance
     for losses (1993 - $2,120)                                          64,027                   60,203
    Real estate                                                           1,100                    1,107
    Short-term investments                                                8,000                   34,823
    Other investments                                                     3,398                    5,200

             Total investments                                          643,733                  650,820

Property and equipment:
  Land                                                                    2,071                    2,071
  Land improvements                                                       3,848                    3,857
  Building and improvements                                              24,373                   24,820
  Office equipment                                                       41,757                   51,655

                                                                         72,049                   82,403
  Less accumulated depreciation                                         (29,757)                 (37,646)

             Net property and equipment                                  42,292                   44,757

Receivables and other assets:
  Premiums receivable, less allowance
    for doubtful accounts (1993 - $428;
    1994- $464)                                                           8,933                   15,179
  Accrued investment income                                               9,686                   12,686
  Due from reinsurers                                                     2,983                    1,293
  Deferred income taxes                                                  15,519                   30,012
  Other assets                                                            4,201                    6,052

             Total receivables and
              other assets                                               41,322                   65,222

Intangible assets:
    Excess of purchase price over fair
     value of net assets acquired, less
     accumulated amortization (1993-
     $13,100; 1994--$17,434)                                             49,447                   48,886
  Present value of insurance inforce
     and other intangible assets, less
     accumulated amortization (1993 -
     $4,150; 1994 - $5,171)                                               2,850                    4,304

             Total intangible assets                                     52,297                   53,190

Separate account assets                                                  13,899                   12,397

                                                                      $ 793,543                $ 826,386










                                                     12
                        EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS, continued

                             (in thousands, except share amounts)



                                                                          December 31,

                                                                      1993                     1994

RESERVES, LIABILITIES AND
 STOCKHOLDERS' EQUITY

Insurance reserves and liabilities:
    Claim liabilities:
        Accident and health                                           $ 293,217                $ 296,048
        Group life and other                                              5,538                    5,579
    Future policy benefits                                                8,507                    9,536

             Total insurance reserves
              and liabilities                                           307,262                  311,163

Other liabilities:
    Premiums paid in advance                                             21,053                   26,279
    Other policyholders' funds                                            4,039                    7,533
    Amounts due reinsurers                                                4,530                    4,072
    Accrued expenses and other liabilities                               80,449                   97,639
    Dividends payable                                                     5,156                        -
    Federal income taxes                                                 10,541                   10,233
    Notes payable                                                         6,459                   55,947

             Total other liabilities                                    132,227                  201,703

Separate account liabilities                                             13,899                   12,397


Commitments and contingent liabilities
 (Notes 7 and 12)

Stockholders' equity:
    Preferred stock (1994 - $0.01 par value,
     1,000,000 shares authorized, none out-
     standing)                                                                -                        -
    Common stock (1994 - $0.01 par value,
     50,000,000 shares authorized, 17,025,840
     outstanding; 1993 - $8 par value,
     15,000,000 shares authorized, 1,104,167
     outstanding) (Note 1)                                                8,893                      170
    Additional paid-in capital                                          207,228                  169,279
    Retained earnings                                                    97,032                  153,653
    Unearned compensation - restricted
     stock awards                                                             -                   (1,930)
    Net unrealized gain (loss) on securities
    available for sale                                                   27,002                  (20,049)

             Total stockholders' equity                                 340,155                  301,123


                                                                      $ 793,543                $ 826,386




See notes to consolidated financial statements.






                                                     13
                               EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES

                                      CONSOLIDATED STATEMENTS OF INCOME

                                  (In thousands, except per share amounts)



                                                                 For the Year Ended December 31,

                                                            1992              1993                1994



Revenues:

    Premiums                                              $ 1,191,470        $ 1,239,782        $ 1,386,814
    Net investment income                                      43,453             47,378             48,619
    Realized gain on investments                                1,293              2,068              1,539
    Administrative fees and other                              11,384             15,445             25,299

             Total revenues                                 1,247,600          1,304,673          1,462,271

Policy benefits and expenses:

    Policy benefits paid or provided                          900,115            919,255          1,020,283
    Salaries and other operating
     expenses                                                 177,179            192,691            222,544
    Commissions                                                97,751             98,595            109,217
    Amortization of intangible assets                           2,407              3,980              5,354
    Interest expense                                                -                  -              2,807

             Total benefits and
              expenses                                      1,177,452          1,214,521          1,360,205


Income before federal income
 taxes and cumulative effect of
 changes in accounting principle                               70,148             90,152            102,066

Federal income taxes                                           26,275             32,099             37,786

Income before cumulative effect
 of changes in accounting principle                            43,873             58,053             64,280
Cumulative effect of changes in
 accounting principle, net of
 income taxes                                                       -             (2,815)                 -

Net income                                                 $   43,873         $   55,238         $   64,280



Per common and common equivalent share:

    Income before cumulative effect
     of changes in accounting
     principle                                             $     2.58         $     3.42         $     3.77

    Cumulative effect of changes
     in accounting principle                                        -              (0.17)                 -


    Net income                                             $     2.58         $     3.25         $     3.77




See notes to consolidated financial statements.


                                                       14
                                                          EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                               (in thousands, except share amounts)

                                                                                                          Unrealized
                                                                                        Unearned          Gain (Loss)    Total
                                Common Stock             Additional                   Compensation       on Securities   Stock-
                                                           Paid-In      Retained      -Restricted         Available      holders'
                             Shares          Amount        Capital      Earnings      Stock Awards         For Sale      Equity

Balance at
 January 1, 1992            1,104,167      $ 8,893        $ 207,228     $  44,163     $      -          $   1,663        $ 261,947
    1992 net income                                                        43,873                                           43,873
    Dividends declared                                                    (25,617)                                         (25,617)
    Change in unrealized
     gain (loss)                                                                                               55               55

Balance at
 December 31, 1992          1,104,167        8,893          207,228        62,419            -              1,718          280,258
    1993 net income                                                        55,238                                           55,238
    Dividends declared                                                    (20,625)                                         (20,625)
    Change in unrealized
     gain (loss)                                                                                           25,284           25,284

Balance at
 December 31, 1993          1,104,167        8,893          207,228        97,032            -             27,002          340,155
    Reclassification to
     recognize effect
     of the reorgani-
     zation                15,773,102       (8,724)           8,724                                                              -
    Distribution to
     parent pursuant
     to the reorgani-
     zation                                                 (50,000)                                                       (50,000)
    Restricted stock
     issued pursuant
     to the initial
     public offering           122,731            1           2,757                      (2,758)                                 -
    1994 net income                                                        64,280                                           64,280
    Dividends declared                                                     (7,659)                                          (7,659)
    Change in unrealized
     gain (loss)                                                                                          (47,051)         (47,051)
    Issuance of restricted
     stock pursuant to
     benefit plans              25,840                          570                                                            570
    Amortization of
     restricted stock
     grants                                                                                  828                               828

Balance at
 December 31, 1994          17,025,840     $   170       $ 169,279     $ 153,653       $ (1,930)       $ (20,049)       $ 301,123



See notes to consolidated financial statements.


                                          15
                               EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               (In thousands)
                                                                 For the year ended December 31,

                                                                1992               1993               1994

Operating activities:

    Net income                                             $  43,873           $  55,238         $  64,280
    Adjustments to reconcile net
     income to net cash provided by
     operating activities:
        Decrease (increase) in
         receivables and other assets                          1,600              (6,582)           (9,020)
        Increase in insurance reserves
         and liabilities                                      19,663              46,452             3,901
        Increase (decrease) in
         other liabilities                                    (1,046)             11,758            24,303
        Amortization of intangible
         assets and restricted
         stock awards                                          2,407               3,980             6,182
        Provision for depreciation                             5,061               7,877             9,291
        Provision (credit) for deferred
         federal income taxes                                (11,501)             (7,691)              198
        Proceeds from sale of trading
         account securities                                    1,954               2,015                 -
        Realized gain on investments                          (1,293)             (2,068)           (1,539)
        Net amortization of investment
         premium or discount                                  (1,065)             (2,398)              782
        Cumulative effect of changes
         in accounting principle                                   -               2,815                 -

             Net cash provided by
              operating activities                            59,653             111,396            98,378
Investing activities:
    Purchase of fixed income
     securities                                             (114,793)           (146,919)          (95,346)
    Purchase of equity securities                                  -              (1,625)           (8,096)
    Purchase of commercial mortgages                         (15,050)            (34,420)             (143)
    Proceeds from sale of fixed
     income securities                                        54,495              20,212            20,839
    Proceeds from sale of equity
     securities                                                    -                 108                 6
    Proceeds from maturities,
     redemptions and principal repay-
     ments of fixed income securities                         47,904              79,185            37,719
    Purchase of property and equipment                        (7,131)            (13,634)          (11,682)
    Carrying value of property and
     equipment sold                                              439                 128               150
    Other                                                        957                 (16)             (903)

             Net cash used in
              investing activities                           (33,179)            (96,981)          (57,456)

Financing activities:
    Dividends paid to stockholders                           (25,474)            (21,874)          (12,815)
    Proceeds from (repayment of)
     notes payable                                                 -               6,459            (1,284)

             Net cash used in
              financing activities                           (25,474)            (15,415)          (14,099)

Increase (decrease) in cash and
 cash equivalents                                              1,000              (1,000)           26,823
Cash and cash equivalents at
 beginning of year                                             8,000               9,000             8,000

Cash and cash equivalents at
 end of year                                                $  9,000            $  8,000          $ 34,823

Supplementary data:
    Interest paid                                           $      -            $      -          $  2,807
    Income taxes paid                                         39,846              45,619            38,177
    Distribution to Lincoln Life
     in the form of note payable                                   -                   -            50,000
    Insurance reserves assumed from
     Lincoln Life                                             41,168               7,373                 -
See notes to consolidated financial statements.
                                                     16


                               EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                              December 31, 1994


1.     BASIS OF PRESENTATION

       BUSINESS

EMPHESYS Financial Group, Inc. ("EMPHESYS"), through its subsidiary, Employers Health Insurance ("EHI"), is a leading provider of a broad range of employee benefit products to small businesses, including managed care group health, group life, dental and disability income insurance. The Company also provides administrative and managed care services to medium and large employers, flexible benefits services to employers of all sizes, purchasing pool marketing and administration for governmental and private organizations, and distribution of group health insurance products. Wisconsin Employers
Group, Inc.'s ("WEG") operations are limited to leasing certain office equipment to EHI. EMPHESYS operates in one segment - the employer-based, managed care medical and insurance services segment of the insurance industry.

       BASIS OF CONSOLIDATION

The consolidated financial statements as of and for the year ended
December 31, 1994, include the accounts of EMPHESYS and its subsidiaries, EHI and WEG, collectively referred to as the Company.
All significant intercompany transactions have been eliminated.

Financial statements as of December 31, 1993, and for the years ended
December 31, 1993 and 1992, prior to the reorganization described below, reflect the combined financial position and results of operations and cash flows of EHI and WEG. Amounts relating to EHI and WEG at December 31, 1993 are summarized as follows:



                                Total        Stockholders'
                               Assets           Equity

                                     (in thousands)

                    EHI      $ 793,702         $ 340,315

                    WEG           (159)             (160)

                             $ 793,543         $ 340,155


       REORGANIZATION

EMPHESYS was formed on December 15, 1993 by the Lincoln
National Life Insurance Company ("Lincoln Life") to act as a holding company for EHI and WEG. Under a preorganization subscription agreement dated December 15, 1993, Lincoln Life, upon receiving required regulatory approvals, transferred its 100% stock ownership in EHI and WEG to EMPHESYS in exchange for 17,000,000 shares of EMPHESYS' common stock and a $50,000,000, three-year term note.
The reorganization was completed on March 4, 1994. The reorganization transaction was a transfer among entities under common control and, therefore, was accounted for using historical values similar to pooling-of-interests accounting.

On December 16, 1993, the Company filed a Registration Statement on
Form S-1 with the Securities and Exchange Commission for the initial public offering of 10,500,000 shares of its common stock. The closing of the transaction occurred on March 21, 1994. All shares in the public offering were offered for sale by Lincoln Life, with all proceeds from the offering being retained by Lincoln Life. In connection with the public offering, Lincoln Life also sold 200,000 shares of the Company's
Common Stock to EHI, which EHI subsequently contributed to its profit sharing 401(k) plan and trust. Lincoln Life also contributed
127,293 shares of the Company's Common Stock to the Company of which 122,731


                                   17
             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                              continued


shares were awarded to certain members of the Company's management in the form of restricted stock awards. In addition, the underwriters, on April 13, 1994, notified the Company and Lincoln Life of the exercise of their over-allotment option to purchase an additional
1,186,200 shares of Common Stock from Lincoln Life.  On April 19,
1994, Lincoln Life transferred its retained stock ownership in the Company to Lincoln National Corporation ("LNC"). At December 31,
1994, and after consideration of the transactions described above, LNC held 4,986,507 shares or approximately 29.3% of the issued and outstanding Common Stock of the Company.

2.     SIGNIFICANT ACCOUNTING POLICIES

       INVESTMENTS

As of December 31, 1993, in accordance with Statement of Financial
Accounting Standards No. 115, fixed income securities and equity securities (common and nonredeemable preferred stocks) are classified as "available for sale" and, accordingly, are carried at fair value. The cost of fixed income securities is adjusted for amortization of premiums and discounts. Unrealized gains and losses associated with available for sale securities are excluded from net income and are recorded as a component of stockholders' equity, net of deferred income taxes.
Fixed income securities and equity securities deemed to have declines in value that are other than temporary are written down through the statement of income to carrying values equal to their estimated fair values. Realized gains (losses) on investments are recognized in net income using the specific identification method.

Prior to December 31, 1993, the Company classified fixed income securities in accordance with existing accounting standards and, accordingly, identified those fixed income securities that were not intended to be held to maturity as either "trading" or "held for sale."
Trading securities were carried at fair value, with unrealized gains or losses excluded from net income and recorded as a separate component of stockholders' equity, net of deferred income taxes. Held for sale securities were carried at the lower of aggregate amortized cost or fair value.

For the mortgage-backed securities portion of the fixed income securities portfolio, including collateralized mortgage obligations, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. The net investment in each security is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security. This adjustment is reflected in net investment income.

Commercial mortgages are carried at their outstanding principal balances less unaccrued discounts and allowances for loan losses. Real estate, acquired principally through foreclosure, is carried at the lower of depreciated cost or fair value. Short-term and other investments are carried at cost, which approximates fair value.







                                   18
            EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                             continued


       PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Provisions for depreciation are computed principally by the straight-line method at rates based on estimated useful lives of 3 to 7 years for equipment and 40 years for buildings.

       INTANGIBLE ASSETS

The excess purchase price over fair value of net assets acquired consists primarily of goodwill associated with Lincoln Life's 1986 acquisition of EHI ("Lincoln goodwill"). Prior to January 1, 1993, Lincoln goodwill was being amortized and charged to income over 40 years. Effective
January 1, 1993, the remaining amortization period for the unamortized balance of Lincoln goodwill was reduced to 14 years based on management's estimate of the remaining life of this asset. The effect of this change was to reduce net income for the years ended
December 31, 1993 and 1994 by approximately $2,237,000. Other goodwill consists of the excess purchase price over the fair value of net assets of acquired subsidiaries and divisions of EHI. These amounts are being amortized over their estimated lives of three to five years.

The estimated present values of acquired group accident and health insurance blocks of business are being amortized in relation to estimated future profits associated with the acquired policies and charged to income as the estimated profits are recognized. Other intangible assets, consisting of trademarks, customer lists and agreements not to compete, are being amortized over their estimated useful lives of approximately three years.

The Company periodically reviews goodwill and other intangible assets to assess permanent impairment. Impairment is recognized in income when the expected, undiscounted future operating cash flows from the underlying asset or business unit are less than the carrying value of the related intangible asset.

       FUTURE POLICY BENEFITS

Liabilities for future policy benefits principally related to annuity policies are based on cash values of the related policies including interest additions at current rates.

       CLAIM LIABILITIES

The liabilities for insurance claims are determined using statistical analyses and represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year end. The Company's year-end claim liabilities are substantially satisfied through claim payments in the subsequent year. Although it is not possible to measure the degree of variability inherent in such estimates, management believes that the liabilities for insurance claims are adequate. In recent years, the ultimate settlement of claims has resulted in claims liabilities in excess of subsequent payments by amounts less than 5% of annual benefit costs. The estimates are reviewed periodically and as adjustments to these liabilities become necessary, these adjustments are reflected in current operations.

       ACCRUED EXPENSES AND OTHER LIABILITIES

Included in accrued expenses and other liabilities are cash credit balances totalling $26,284,000 and $37,659,000 at December 31, 1993 and 1994, respectively.

                                   19

             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                               continued


       SEPARATE ACCOUNT

The separate account assets and liabilities reflected in the balance sheets represent the assets (principally certificates of deposit) and liabilities for group annuity contracts issued through financial institutions. The assets of the separate accounts are segregated from the Company's other assets both for investment and administrative purposes. Investment income on the specific certificates of deposit purchased with the annuitants' premium payments is utilized to fund the annuity benefits and to pay the Company a contractually predetermined administrative fee which is recognized over the life of the contract.

       RECOGNITION OF PREMIUM REVENUE AND RELATED
       BENEFITS AND EXPENSES

Premiums for group life and accident and health policies are recognized ratably over the period of insurance coverage. Benefits and expenses are recorded on a basis consistent with the recognition of premium revenue.

       REINSURANCE ASSUMED AND CEDED

The Company assumes and cedes reinsurance to provide for greater diversification of business and to reduce its exposure to potential losses arising from large risks. Premiums paid for reinsurance ceded are recognized during the period coverage is in effect. Amounts recoverable from reinsurance are estimated in a manner consistent with the claim liability associated with the reinsured policies.

       FEDERAL INCOME TAXES

Prior to January 1, 1993, deferred federal income taxes were provided for timing differences between financial statement income and income reported for tax purposes. Subsequent to December 31, 1992, deferred income tax assets or liabilities are recognized on the differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
Valuation allowances are provided for those deferred tax assets whose realization is uncertain. Changes in the valuation allowance related to deferred tax assets provided on unrealized losses on available for sale securities are charged directly to stockholders' equity.

       CASH FLOWS

For purposes of the statements of cash flows, the Company considers highly liquid, short-term investments with an original maturity of three months or less and investments in money market funds to be cash equivalents.

       EARNINGS PER SHARE

Earnings per share are calculated based on the weighted average shares of common stock and common stock equivalents outstanding during the periods presented. Common stock equivalents arising from dilutive stock options are computed using the treasury stock method.
For periods prior to March 4, 1994 (the date of the Company's reorganization), earnings per share is computed assuming 17,000,000 shares of common stock are outstanding.



                                   20

             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                               continued


       RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform with the 1994 presentation.

3.     ACCOUNTING CHANGES

       POST-RETIREMENT BENEFITS

The Company adopted the provisions of Statement of Financial
Accounting Standards ("SFAS") No. 106, "Employers' Accounting for
Post-Retirement Benefits Other Than Pensions," effective January 1,
1993, by electing the immediate recognition of the transition obligation as defined in the statement. The cumulative effect of adopting this statement was a one-time charge to income of $3,876,000 (net of the applicable tax benefit of $1,997,000).

       INCOME TAXES

The Company adopted SFAS No. 109, "Accounting for Income Taxes," on January 1, 1993. The cumulative effect of adopting this statement was to increase net income by $1,061,000. Financial statements for 1992 were not restated to reflect this new accounting principle.

4.     INVESTMENTS

The amortized cost and estimated fair values of fixed income securities, by category, are as follows:

                                                               December 31, 1993

                                                                Gross             Gross
                                            Amortized        Unrealized        Unrealized     Estimated
                                              Cost              Gains            Losses     Fair Value

                                                                (in thousands)


       U.S. Government                     $  35,671         $  3,664          $      -       $  39,335
       Corporate securi-
        ties                                 339,420           27,940             1,418         365,942
       Foreign bonds                             998               66                 -           1,064
       Mortgage-backed
        securities                           146,627           11,293               542         157,378

                                           $ 522,716         $ 42,963          $  1,960       $ 563,719



                                                               December 31, 1994

                                                                Gross             Gross
                                            Amortized        Unrealized        Unrealized        Estimated
                                              Cost              Gains            Losses         Fair Value

                                                                (in thousands)


       U.S. Government                     $  35,324         $    664          $    380       $  35,608
       States and munici-
        pals                                  13,469              130                 1          13,598
       Corporate securi-
        ties                                 384,411            3,209            21,000         366,620
       Foreign bonds                             999                -               102             897
       Mortgage-backed
        securities                           128,163            2,373             5,109         125,427

                                           $ 562,366         $  6,376          $ 26,592       $ 542,150

                                                          21


             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                            continued


Fair values of fixed income securities are based on quoted market prices, where available. For fixed income securities not actively traded, fair values are estimated using values obtained from independent pricing services, or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the coupon rate, credit quality and maturity of the investments.

The amortized cost and estimated fair value of fixed income securities at December 31, 1994, by contractual maturity, are shown below.
Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.


                                                                            Amortized        Estimated
                                                                              Cost          Fair Value

                                                                                  (in thousands)

       Due in one year or less                                                $  11,754       $  11,724
       Due after one year through five years                                    101,864         100,994
       Due after five years through ten years                                   175,149         166,903
       Due after ten years                                                      145,436         137,102

                                                                                434,203         416,723
       Mortgage-backed securities                                               128,163         125,427

                                                                              $ 562,366       $ 542,150



Proceeds from sales of investments in fixed income securities
(excluding maturities and redemptions) were as follows:


                                                                                Gross          Gross
                                                              Proceeds        Realized       Realized
                                                             From Sales         Gains         Losses

                                                                           (in thousands)
       Year ended December 31, 1992:

          Held for sale securities                             $ 54,495        $  4,144        $    593
          Trading account securities                              1,954               -               1

                                                               $ 56,449        $  4,144        $    594


       Year ended December 31, 1993:
          Held for sale securities                             $ 20,212        $    782        $    168
          Trading account securities                              2,015               8               -

                                                               $ 22,227        $    790        $    168



       Year ended December 31, 1994:
          Available for sale securities                        $ 20,839        $    599        $    691











                                                          22

                                    EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


Realized and unrealized gains and losses on investments, including gains and losses on securities called in advance of their maturity by the issuer, are as follows:
                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                                          (in thousands)
       Net realized gains (losses):
          Fixed income securities                             $  3,551        $  2,514         $     7
          Equity securities                                         82             (12)              2
          Trading account securities                                (1)              -               -

       Recoveries (provisions and
        writedowns):
          Commercial mortgages                                  (1,572)           (121)          1,480
          Real estate                                                -            (313)             40
          Fixed income securities                                 (767)              -              10

                                                              $  1,293        $  2,068         $ 1,539


                                                                           December 31,

                                                              1992             1993            1994

                                                                          (in thousands)
       Unrealized gains (losses):
          Equity securities:
              Gross unrealized gains                          $    710        $    682        $    627
              Gross unrealized losses                             (278)           (238)           (460)
              Deferred income tax
               expense (benefit)                                  (132)           (135)              -
          Fixed income securities:
              Gross unrealized gains                             2,148          42,963           6,376
              Gross unrealized losses                                -          (1,960)        (26,592)
              Deferred income tax
               expense (benefit)                                  (730)        (14,310)              -

                                                              $  1,718        $ 27,002        $(20,049)


       The net change in net unrealized gains (losses) on investment securities is as follows:
                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                                          (in thousands)
       Increase (decrease) in net
        unrealized gains (losses):
          Equity securities                                   $    153        $     12        $   (277)
          Fixed income securities                                  (71)         38,855         (61,219)
          Applicable income taxes                                  (27)        (13,583)         14,445

          Net increase (decrease)                             $     55        $ 25,284        $(47,051)


       Net investment income is comprised of the following:

                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                                          (in thousands)

          Fixed income securities                             $ 40,683        $ 42,664        $ 42,868
          Equity securities                                        139             121             118
          Commercial mortgages                                   1,946           3,573           5,158
          Short-term, real estate and
           other investments                                     1,371           1,464           1,346

          Gross investment income                             $ 44,139        $ 47,822        $ 49,490
          Investment expenses                                     (686)           (444)           (871)

                                                              $ 43,453        $ 47,378        $ 48,619

                                                          23

                                    EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


The carrying value of investments which are non-income producing and commercial mortgages considered to be impaired under SFAS No. 114 are as follows:


                                                                                   December 31,

                                                                              1993             1994

                                                                                  (in thousands)

             Fixed income securities                                            $ 1,759         $ 1,815
             Real estate                                                          1,100           1,107
             Commercial mortgages                                                 5,000               -

Valuation allowances of $2,120,000 were provided on $5,000,000 of impaired commercial mortgages at December 31, 1993.

All impaired commercial mortgage loans are on a non-accrual basis.  Interest income recognized on impaired loans was as follows:

                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                                          (in thousands)

       Impaired commercial mortgages,
        average balance                                    $  7,000        $  5,500        $  4,566
       Interest income
        contractually due                                       673             515             422
       Interest income recognized                                 -               -              51
       Interest income received -
        cash basis                                                -               -              51


       A summary of activity in the allowance for loan losses is as follows:

                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                                          (in thousands)

       Balance at beginning of year                        $  1,000        $  2,572        $  2,120
       Provisions (recoveries)                                1,572             121          (1,480)
       Charge-offs                                                -            (573)           (640)

       Balance at end of year                              $  2,572        $  2,120        $      -



The Company has estimated the fair value of its investment in commercial mortgages using a discounted cash flow method based on rating, maturity and future income when compared to the expected yield for mortgages having similar characteristics. The ratings for mortgages in good standing are based on property type, location, market conditions, occupancy, debt service coverage, loan to value ratio, caliber of tenancy, borrower and payment record. The fair value of impaired mortgages considers such factors as the degree of default, whether or not payments are still being made, interest rate, maturity and operating performance of the underlying collateral.








                                   24

             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                               continued


A summary of the fair values of the Company's financial assets
(liabilities) follows:

                                                                  December 31,

                                                   1993                               1994

                                          Fair            Carrying            Fair           Carrying
                                          Value             Value             Value            Value

                                                                (in thousands)
       Securities avail-
        able for sale:
             Fixed income                 $ 563,719        $ 563,719         $ 542,150       $ 542,150
             Equity                           3,489            3,489             7,337           7,337
       Commercial mortgages                  65,400           64,027            56,805          60,203
       Short-term invest-
        ments                                 8,000            8,000            34,823          34,823
       Other investments                      3,398            3,398             5,200           5,200
       Notes payable                         (6,459)          (6,459)          (55,947)        (55,947)

The Company does not have a material concentration of financial instruments in a single investee, industry or geographic location or off-balance sheet risks which would expose the Company to credit risk.

5.     FEDERAL INCOME TAXES

The components of federal income tax expense are as follows:

                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                            Deferred
                                                             Method               Liability Method

                                                                          (in thousands)

          Current                                             $ 37,776        $ 39,790         $ 37,588
          Deferred (credit)                                    (11,501)         (7,691)             198

                                                              $ 26,275        $ 32,099         $ 37,786


A reconciliation of the differences between income tax expense determined using the statutory federal income tax rate and the Company's effective income tax rate is as follows:

                                                          For the Year Ended December 31,

                                                              1992             1993            1994

                                                            Deferred
                                                             Method               Liability Method

                                                                          (in thousands)
       Income tax at statutory
        rate applied to income
        before taxes                                          $ 23,851        $ 31,553         $ 35,721
       Add (deduct) tax effect of:
          Tax-exempt interest and
           dividends received
           deduction                                               (86)            (27)             (33)
          Intangible asset amorti-
           zation                                                  532           1,331            1,487
          Other non-deductible
           expenses                                                 57             563              717
          Increase in statutory
           tax rates                                                 -            (555)               -
          Other                                                  1,921            (766)            (106)

                                                              $ 26,275        $ 32,099         $ 37,786


                                                          25

                                       EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


Significant components of the Company's deferred federal tax liabilities and assets are as follows:

                                                                                     December 31,

                                                                                1993             1994

                                                                                  (in thousands)

       Deferred tax liabilities:
             Accelerated depreciation                                           $ 2,854        $ 3,064
             Discount on bonds                                                      431            680
             Unrealized gains on available
              for sale securities                                                14,492              -

                   Total deferred tax liabilities                                17,777          3,744

       Deferred tax assets:
             Post-retirement benefits other
              than pensions                                                       2,526          3,153
             Advance premium discounting                                          1,474          1,833
             Deferred acquisition costs                                             558            692
             Medical reserves discounting                                         2,802          2,865
             Claim liability reserves                                            18,451         16,671
             Salvage and subrogation                                              5,165          5,588
             Accrual differences                                                  1,391          2,785
             Investment write-downs                                                 929            169
             Unrealized losses on available
              for sale securities                                                     -          7,017

                   Total deferred tax assets                                     33,296         40,773
             Less:  valuation allowance                                               -         (7,017)

             Net deferred tax assets                                           $ 15,519       $ 30,012


       The components of the deferred income tax expense (credit) are as follows:
                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                            Deferred
                                                             Method               Liability Method

                                                                          (in thousands)
          Financial accounting increase
           in claim liabilities less
           than (greater than) the
           increase for tax purposes                         $ (11,958)       $ (6,926)       $  1,717
          Post-retirement benefits
           other than pensions                                       -            (529)           (627)
          Premiums recognized as
           income for tax purposes
           and prepaid for financial
           accounting purposes                                     503             (20)           (359)
          Estimated salvage and
           subrogation recognized as
           income for tax purposes                                (408)             59            (423)
          Provision for losses on real
           estate, loans and fixed
           income securities                                      (795)            206             760
          Other                                                  1,157            (481)           (870)

                                                             $ (11,501)       $ (7,691)       $    198


Prior to March 4, 1994, the Company filed a consolidated federal income tax return with LNC. Under an agreement with LNC, the Company provided for income taxes as though a separate return was being filed and the taxes computed were remitted to or collected from LNC.

                                   26

             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                                 continued


6.     NOTES PAYABLE

In connection with the reorganization (see Note 1), the Company issued, on March 4, 1994, a $50,000,000 term note payable to Lincoln
Life. The principal amount of the term note is payable in full on or before December 31, 1996. The term note bears interest at a variable rate equal to .75% over the three-month LIBOR rate, adjusted quarterly. The average rate of interest in effect during the year ended
December 31, 1994 was 5.36%. Interest is payable quarterly through the end of the loan term.

The term note is secured by a pledge of 20.0% of the outstanding common stock of EHI. In addition, the term note contains restrictive covenants, which, among other things, limit the acquisition or disposition of assets or business units by EMPHESYS and the repurchase or redemption of EMPHESYS' common stock. The term note also contains covenants which impose borrowing limits on the Company based on the achievement of certain financial targets and requires the maintenance of minimum levels of capital and surplus for EHI.

The Company has also borrowed to finance the acquisition of computer equipment. This note payable has an outstanding balance of $5,321,000 at December 31, 1994 and bears interest at 6.17%. This note is due in equal monthly installments of $125,000, including accrued interest, through January 1, 1999. The note payable is secured by a security interest in the underlying equipment. In connection with the acquisition of certain businesses, the Company assumed liabilities, principally to the former owners of the acquired businesses. These notes total $627,000 at December 31, 1994 and bear interest at rates from 8.5% to 10.0%. The notes are due in monthly installments of principal and interest through July 1999. The Company believes the carrying value of all notes payable approximates their fair value.
Annual principal amounts due under all notes for the years following
December 31, 1994 are as follows (in thousands):

                   1995                                 $  1,433
                   1996                                   51,496
                   1997                                    1,449
                   1998                                    1,536
                   1999                                       33

                                                        $ 55,947

EHI has an unsecured line of credit agreement with a commercial bank with maximum borrowings of $20,000,000 which expires November 14, 1995. Borrowings under the agreement bear interest at 1% below the bank's prime rate. The agreement contains certain conditions including, but not limited to, restrictions on additional indebtedness of EHI and guarantees of the debt of others. In addition, the agreement requires EHI to maintain a minimum statutory capital and surplus of $200,000,000. At December 31, 1994, the Company had no borrowings under this agreement.











                                   27
             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                                continued


7.     LEASES

The Company leases certain office space, automobiles and computer equipment under operating leases. Rent expense was $7,247,000, $7,060,000 and $5,540,000 in 1992, 1993 and 1994, respectively. Future minimum lease payments under noncancellable operating leases for the years following December 31, 1994 are as follows (in thousands):


                   1995                             $  4,498
                   1996                                3,485
                   1997                                2,504
                   1998                                  985
                   1999                                  897
                   Thereafter                          1,712

                   Total minimum
                    lease payments                  $ 14,081



8.     REINSURANCE

The Company reinsures portions of its business through various reinsurance treaties. Under terms of the agreements, the Company generally retained $250,000, $350,000 and $500,000 of each accident and health insurance risk written in 1992, 1993 and 1994, respectively.
Premiums paid for reinsurance ceded totalled $19,022,000, $14,994,000 and $13,161,000 during 1992, 1993 and 1994, respectively. Included in these amounts are premiums paid to Lincoln Life for reinsurance ceded of $1,116,000, $1,468,000 and $7,258,000 for 1992, 1993 and 1994,
respectively. Although the reinsurer in each case is primarily liable for the insurance ceded, the Company remains liable to the insured whether or not the reinsurer meets its contractual obligations.

In addition, the Company assumes certain accident and health and life business, principally from Lincoln Life. Amounts related to reinsurance assumed are as follows:


                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                                          (in thousands)

          Premiums assumed from
           Lincoln Life                                   $ 319,668           $ 322,158    $ 339,712
          Premiums assumed from others                            -                   -        8,101
          Service charges to Lincoln
           Life                                               5,027               2,787        2,564
          Premium taxes to Lincoln Life                       6,997               7,068        7,157
          Commissions to Lincoln Life                        31,226              30,710       31,773


Amounts payable to Lincoln Life in connection with these contracts at December 31, 1993 and 1994 totalled $1,706,000.









                                   28
             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                               continued


Effective January 1, 1995, the Company entered into an escrow agreement which provides Lincoln Life with a security interest in a portion of the Company's investment securities in an amount based on the claims liabilities associated with the group health, accident, disability and life business assumed from Lincoln Life. The escrow agreement does not affect the Company's ability to collect income or principal payments, dispose of or substitute investment securities which are pledged, subject to certain requirements relating to the credit quality, issuer and maturity of the pledged securities. On January 1, 1995, securities with a cost and fair value of $62,419,000 and $61,763,000, respectively, were pledged under the escrow agreement.

9.     EMPLOYEE BENEFIT PLANS

       PROFIT SHARING 401(K) PLAN AND TRUST

The Company's employees are included in a defined contribution plan
(the "Plan") with profit-sharing and discretionary savings provisions covering all eligible salaried and hourly employees. Employees become eligible on the semi-annual entry date (January 1 or July 1). Prior to August 1, 1994, participant contributions up to 5% of the participant's compensation were matched by the Company on a scale between 20% and 50% based on the participant's length of service. Subsequent to August 1, 1994, the matching scale was amended to 100% of the first
2% of a participant's compensation and between 50% and 100% of the next 4% of a participant's compensation based on achievement of certain Company growth and profitability criteria. Matching contributions are made in the form of Company stock. The expense related to the matching provision of the Company's discretionary savings plan was $729,000, $900,000 and $1,913,000 for 1992, 1993 and
1994, respectively.

Profit-sharing contributions to the Plan are determined annually by the Company's Board of Directors. Profit-sharing contributions may be made in the form of cash or Company stock or any combination thereof. The expense associated with the Company's profit-sharing contribution was $5,210,000, $6,805,000 and $6,240,000 in 1992, 1993
and 1994, respectively.

       POST-RETIREMENT HEALTH PLAN

The Company sponsors an unfunded, post-retirement defined benefit health and life insurance plan for all full-time employees who are at least 55 years old and their eligible dependents. Coverage is coordinated with Medicare when an employee reaches age 65. The
Company's contribution to the retiree's health insurance premium is 50% of premium upon completion of 15 years of credited service and increases ratably to 100% after 40 years of credited service. The
Company has the ability to change these benefits at any time.













                                   29

             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                                continued


The following table presents the funded status of the post-retirement benefit plans, reconciled with the liability recognized on the Company's balance sheet at the dates indicated:


                                                                                     December 31,

                                                                                1993             1994

                                                                                  (in thousands)
       Accumulated post-retirement benefit
        obligation:
             Retirees and dependents                                           $   261         $   256
             Active plan participants:
                  Fully eligible                                                   497             813
                  Other                                                          6,602           7,904

                                                                                 7,360           8,973
       Plan assets                                                                   -               -

       Accumulated post-retirement benefit
        obligation in excess of plan assets                                      7,360           8,973
       Unrecognized net loss due to change
        in assumptions                                                            (193)           (207)

       Accrued liability for post-retirement
        benefits other than pensions, included
        in accrued expenses and other liabilities                              $ 7,167         $ 8,766


The components of net periodic post-retirement benefit cost, excluding the cumulative effect of initially adopting SFAS No. 106 in 1993, is comprised of the following:
                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                                          (in thousands)

       Service cost                                             $    51         $   905         $ 1,090
       Interest cost                                                  -             440             551
       Amortization of net loss from
        change in assumptions                                         -               -               9

       Net periodic post-retirement
         benefit cost                                           $    51         $ 1,345         $ 1,650

The cost for post-retirement benefits for the year ended December 31, 1992 is prior to the adoption of SFAS No. 106 and, therefore, represents the total amount of benefits actually paid. The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 7.5% at December 31, 1993 and 8.0% at December 31, 1994 and the assumed rate of compensation increase was 5.0% at December 31, 1993 and 5.5% at December 31, 1994. The healthcare cost trend rate at December 31, 1993 was 11.5% graded down over ten years to 5.5% and at December 31, 1994, 11.5% graded down over ten years to 6.0%. A one percentage point increase in the assumed healthcare cost trend rate would have increased the accumulated benefit obligation by $2,683,000 at December 31, 1994 and the aggregate service and interest cost components of projected net periodic post-retirement benefits cost for 1994 by $492,000. The
Company amortizes experience gains and losses straight line over the estimated average future service periods of the active participants expected to receive benefits.

Excluding the cumulative effect of initial adoption, the impact of adopting the statement was to increase net periodic post-retirement benefit cost by $1,294,000 and $1,599,000 in 1993 and 1994, respectively, and to decrease income before cumulative effect of changes in accounting principle by $841,000 in 1993 and $1,007,000 in 1994. Net income for 1992 has not been restated for the accounting change.

                                   30

             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                                  continued


       STOCK INCENTIVE PLAN

The Company maintains a stock incentive plan for key employees which provides for the issuance of stock options, stock appreciation rights, restricted stock awards and stock incentive awards. Stock options granted under the plan may be designated as either non-qualified or incentive stock options and have an exercise price at least equal to the market value of the Company's stock on the date of grant.
The options generally vest over a four-year period and, subject to termination of employment, expire ten years from the date of grant.

Information with respect to the stock incentive plan is as follows:


                                                                                Options Outstanding
                                                             Shares
                                                            Available                         Average
                                                            For Grant         Shares       Option Price


       Balance at March 21, 1994
        (inception of plan)                                    819,693                -
       Options granted                                        (188,600)         188,600         $ 22.06
       Options exercised                                             -
       Options expired                                               -
       Restricted stock awarded                               (148,571)

       Balance at December 31, 1994                            482,522          188,600         $ 22.06


       Shares under option agreements which become exercisable on January 1, 1995 totalled 47,150.

10.    RELATED-PARTY TRANSACTIONS

Short-term investments aggregating $8,000,000 at December 31, 1993 were invested in LNC's short-term investment pool. Interest earned on these investments totalled $416,000, $771,000 and $127,000 during 1992, 1993 and 1994, respectively. The Company's investment in commercial mortgages consists principally of participating interests in loans originated and serviced by LNC.

The Company pays amounts to LNC for management, administrative and other services. The Company believes that amounts paid to LNC are, in the aggregate, comparable to amounts which would have been paid to independent third parties for similar services. These amounts are summarized as follows:

                                                                  For the Year Ended December 31,

                                                              1992             1993            1994

                                                                          (in thousands)

       Investment management fees                               $   266         $   444         $   670
       Agent compensation                                         1,512           1,822           1,735
       Management services                                        3,152           3,507           1,923
       Corporate insurance premiums                               5,027           2,274             441

                                                                $ 9,957         $ 8,047         $ 4,769









                                                          31
                                  EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


11.    RESTRICTIONS ON STOCKHOLDERS' EQUITY

In connection with requirements prescribed by the Insurance Department of the State of Wisconsin ("OCI"), EHI is required to maintain minimum levels of statutory capital and surplus. A reconciliation of EHI's statutory capital and surplus to amounts reported under generally accepted accounting principles is as follows:

                                                                 December 31,

                                                         1993                  1994

                                                               (in thousands)

       Amounts reported on a statutory basis         $ 235,642                $286,174
       Adjustments:
             Intangible assets                          52,297                  47,946
             Unrealized gain (loss) on investments      41,144                 (20,090)
             Deferred income taxes                      15,837                  29,777
             Receivables from affiliates                 1,219                   6,358
             Non-admitted assets                        10,404                  12,601
             Post-retirement benefit obligation         (6,602)                 (7,904)
             Statutory investment valuation reserves     5,788                   6,704
             Other                                     (15,414)                (13,648)

       Amounts as reported under generally
        accepted accounting principles               $ 340,315               $ 347,918


At December 31, 1994, EHI's statutory security surplus requirement was $151,571,000 and EHI's statutory capital and surplus was $286,174,000 which exceeded the security surplus requirement by $134,603,000. Statutory net income was $41,238,000, $58,295,000 and
$71,771,000 in 1992, 1993 and 1994, respectively.

EHI is required to prepare its statutory financial statements in accordance with accounting practices prescribed or permitted by the OCI. Prescribed statutory accounting practices include those set forth in a variety of publications of the National Association of Insurance
Commissioners ("NAIC") as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices accepted by the OCI in statutory-basis filings not so prescribed. The Company prepares its statutory financial statements solely on the basis of prescribed accounting practices.

Wisconsin insurance laws and regulations require that, with respect to EHI, any dividend, together with other dividends paid in the preceding
12 months, that exceeds the lesser of (1) 10% of statutory surplus at the end of the prior year or (2) the total net gain from operations of the insurer for the preceding calendar year, less realized capital gains for such year, is deemed "extraordinary" and must receive the written prior approval of the OCI. After taking into account dividends paid through December 31, 1994, EHI would be able to pay approximately
$16,516,000 in dividends without being subject to the restrictions governing payment of extraordinary dividends. The Wisconsin statutes require a report of all other distributions to stockholders other than a stock dividend at least thirty days prior to payment.

12.    CONTINGENT LIABILITIES

The Company is involved in various pending or threatened legal proceedings arising from the normal conduct of business. It is management's opinion that these proceedings ultimately will be resolved without materially affecting the financial position of the Company.

                                   32
             EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                                 continued


13.    QUARTERLY RESULTS OF OPERATIONS  (Unaudited)

The following is a summary of the quarterly results of operations for the years ended December 31, 1994 and 1993:

                                                                    Quarter Ended

                                                  MAR 31         JUN 30          SEP 30         DEC 31

                                                        (in millions, except per share data)
       1994

        Revenues:

          Premiums                                $ 336.8       $ 341.2         $ 346.8        $ 362.0
          Net investment income                      12.1          11.8            12.2           12.5
          Realized gain on
        investments                                   0.5           0.1               -            0.9
          Administrative fees
           and other                                  4.9           5.5             7.3            7.7

              Total revenues                        354.3         358.6           366.3          383.1

        Policy benefits and
         expenses:

          Policy benefits paid
           or provided                              246.0         248.4           253.2          272.7
          Salaries and other
           operating expenses                        53.1          54.6            56.3           58.5
          Commissions                                28.3          26.3            27.1           27.5
          Amortization of
           intangible assets                          1.1           1.3             1.5            1.5
          Interest expense                            0.2           0.7             0.9            1.0

              Total benefits
               and expenses                         328.7         331.3           339.0          361.2


          Income before federal
           income taxes                              25.6          27.3            27.3           21.9
          Federal income taxes                        9.5          10.1            10.0            8.2

          Net income                              $  16.1       $  17.2         $  17.3        $  13.7


          Net income per common
           and common equiva-
           lent share                             $   0.95      $   1.01        $   1.01       $   0.80




















                                                          33

                                    EMPHESYS FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued



                                                                    Quarter Ended

                                                MAR 31         JUN 30          SEP 30         DEC 31

                                                        (in millions, except per share data)

       1993

        Revenues:

          Premiums                                $ 300.8       $ 302.8         $ 311.9        $ 324.3
          Net investment income                      11.0          11.5            11.8           13.1
          Realized gain on
           investments                                0.1           0.5             0.6            0.9
          Administrative fees
           and other                                  4.0           2.9             4.6            3.9

               Total revenues                       315.9         317.7           328.9          342.2

        Policy benefits and
          expenses:

          Policy benefits paid
           or provided                              229.1         224.5           216.7          249.0
          Salaries and other
           operating expenses                        44.8          47.1            50.4           50.4
          Commissions                                25.0          23.2            24.8           25.6
          Amortization of
           intangible assets                          0.4           1.6             1.0            1.0

               Total benefits
                and expenses                        299.3         296.4           292.9          326.0


       Income before taxes and
        cumulative effect of
        changes in accounting
        principle                                    16.6          21.3            36.0           16.2
       Federal income taxes                           5.5           7.3            13.0            6.3

       Income before cumulative
        effect of changes in
        accounting principle                         11.1          14.0            23.0            9.9
       Cumulative effect of
        changes in accounting
        principle (1)                                (2.8)            -               -              -

       Net income                                 $   8.3       $  14.0         $  23.0        $   9.9


       Net income per common
        and common equivalent
        share (2)                                 $   0.49      $   0.83        $   1.35        $  0.58




       (1) Reflects the cumulative effect of the adoption of SFAS No. 106, "Employers' Accounting for Post-Retirement Benefits Other Than
               Pensions" of $(3.9) million and SFAS No. 109, "Accounting for
               Income Taxes" of $1.1 million.

       (2) Determined assuming 17,000,000 shares of common stock are outstanding.






                                   34
                        INTRODUCTION TO PRO FORMA
               CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 16, 1995, (the "Offer"), HEW, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Humana Inc., a Delaware corporation (the "Company"), offered to purchase all outstanding shares of common stock, par value $0.01 per share (the
"Shares"), of EMPHESYS Financial Group, Inc., a Delaware corporation
("EMPHESYS"), at a purchase price of $37.50 per Share, net to the seller in cash, without interest (the "Offer Price").

The Offer was made pursuant to the Agreement and Plan of Merger, dated as of August 9, 1995 (the "Merger Agreement"), among the Company, the Offeror and EMPHESYS. The Merger Agreement provided, among other things, that as soon as practicable after the purchase of Shares pursuant to the Offer and the satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation
Law of the State of Delaware (the "DGCL"), the Offeror would be merged with and into EMPHESYS (the "Merger").

As a result of all conditions of the tender offer being met, including obtaining all necessary regulatory approvals and the attainment by EMPHESYS of certain specified financial and operational targets, the tender offer was closed and all shares tendered were acquired on October 11, 1995. At the close of the tender offer, 16,890,756 or 99 percent of the Shares were acquired. Under the DGCL, if 90 percent or more of the Shares are acquired, the Merger can be consummated without the vote of the remaining stockholders.
The Merger was consummated on October 13, 1995. At the effective time of the Merger, each remaining issued and outstanding Share not purchased in the tender offer was converted into and represented the right to receive the Offer Price. Following consummation of the Merger, EMPHESYS continued as the surviving corporation and became a wholly owned subsidiary of the Company.

The aggregate purchase price of approximately $650 million was funded by the Company through available cash, the sale of selected marketable securities and bank borrowings.  The bank borrowings of approximately $250 million were pursuant to a credit agreement as amended and restated dated as of September 26, 1995, among the Company, Chemical Bank, as agent, and
several other banks (the "Credit Agreement").   The Credit Agreement, which
expires September 25, 2000, provides for a $600 million revolving line of credit.  Principal amounts outstanding under the Credit Agreement bear interest based upon the consolidated capitalization ratio (defined as total debt divided by total debt plus net worth) at rates ranging from LIBOR plus
16 basis points to LIBOR plus 40 basis points, although the facility also provides for an auction process which could result in lower rates.  The
Credit Agreement contains customary covenants and events of default.

The unaudited pro forma condensed consolidated balance sheet of the Company and EMPHESYS (collectively the "Combined Entities") as of June 30,
1995, presents the financial position of the Combined Entities assuming the Merger had occurred on June 30, 1995. Prior to June 30, 1995,
EMPHESYS' historical balance sheet had been presented on an unclassified basis. As a result of the Merger, EMPHESYS' balance sheet was classified between short-term and long-term assets and liabilities to conform with the Company's presentation. The unaudited pro forma condensed consolidated statements of income of the Combined Entities for the six months ended June 30, 1995, and for the year ended December 31, 1994, present the results of operations of the Combined Entities assuming the Merger and related transactions had occurred on January 1, 1994. All material adjustments required to reflect the Merger and related transactions are set forth in the "Pro Forma Adjustments" column. The pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to substantial revision once appraisals, evaluations and other studies of the fair value of EMPHESYS' assets and liabilities are completed. Actual purchase accounting adjustments may differ from the pro forma adjustments presented herein.

                                35

                        INTRODUCTION TO PRO FORMA
         CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)



The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company and EMPHESYS. The pro forma data is for informational purposes only and may not necessarily reflect future results of operations and financial position or what the results of operations or financial position would have been had the Company and EMPHESYS merged at the beginning of the periods presented.
























































                                   36
                               Humana Inc.
             Pro forma Condensed Consolidated Balance Sheet
                              June 30, 1995
                               (Unaudited)
             (Dollars in millions except per share amounts)




                                                                  Humana
                              Historical            Pro forma    Pro forma
                          Humana       EMPHESYS    Adjustments   Combined


Assets
Current assets:
 Cash and cash
  equivalents           $   447       $    14       $  (155)(a) $   306
 Marketable securities      528           586                     1,114
 Premiums receivable,
  net                        80            17                        97
 Deferred income taxes       42            21             8 (b)      71
 Other                       64            18                        82

   Total current
    assets                1,161           656          (147)      1,670

Property and equip-
 ment, net                  320            48            15 (c)     383

Long-term marketable
 securities                 388            67          (250)(a)     205
Cost in excess of
 net assets acquired        159            56           251 (d)     466
Deferred income taxes        50             2           (33)(b)      19
Other                        85             7            70 (e)     162

  Total Assets          $ 2,163       $   836       $   (94)    $ 2,905


Liabilities and Common
 Stockholders' Equity
Current liabilities:
 Medical costs payable  $   554       $   263       $    10 (f) $   827
 Trade accounts payable
  and accrued expenses      166            46            10 (g)     222
 Unearned premium
  revenues                  127            30                       157
 Income taxes payable        52             9                        61

   Total current
    liabilities             899           348            20       1,267
Long-term debt                1            56           250 (h)     307
Professional liability
 and other obligations       87            68                       155

   Total liabilities        987           472           270       1,729

Contingencies
Common stockholders' equity:
 Common stock,$.16 2/3
  par; authorized
  300,000,000 shares;
  issued and outstanding
  161,820,165 shares          27            1            (1)(i)      27
 Other                     1,149          363          (363)(i)   1,149

   Total common stock-
    holders' equity        1,176          364          (364)      1,176

  Total Liabilities and
  Common Stockholders'
  Equity                $  2,163      $   836       $   (94)    $ 2,905


See notes to pro forma condensed consolidated financial statements.

                                    37
                                Humana Inc.
           Pro forma Condensed Consolidated Statement of Income
                  For the six months ended June 30, 1995
                                (Unaudited)
              (Dollars in millions except per share results)


                                                               Humana
                             Historical          Pro forma    Pro forma
                          Humana    EMPHESYS    Adjustments   Combined

Revenues:
 Premiums               $ 2,073     $   782                   $ 2,855
 Interest                    38          27      $  (10)(j)        55
 Other income                 7          17           -            24

   Total revenues         2,118         826         (10)        2,934


Operating expenses:
 Medical costs            1,686         587           -         2,273
 Selling, general and
  administrative            250         180                       430
 Depreciation and
  amortization               30           8           9 (k)        47

   Total operating
    expenses              1,966         775           9         2,750



Income from operations      152          51         (19)          184

Interest expense              4           2           8 (l)        14


Income before income
 taxes                      148          49         (27)          170

Provision for income
 taxes                       50          18          (9)(m)        59


Net income              $    98     $    31      $  (18)      $   111


Earnings per common
 share                  $     0.60  $     0.19   $   (0.11)   $     0.68


Weighted average
 common shares
 outstanding (000's)    162,148     162,148     162,148       162,148






See notes to pro forma condensed consolidated financial statements.
















                                    38
                NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                          FINANCIAL STATEMENTS
            As of and for the six months ended June 30, 1995
                               (Unaudited)


Note 1: Pro forma Adjustments - Condensed Consolidated Balance Sheet as of June 30, 1995

 (a) To record the use of existing cash and cash equivalents and long-term marketable securities necessary to finance a portion of the acquisition costs.

 (b) To record deferred taxes associated with the identifiable intangibles, the revaluation of property and equipment and additional medical claims and accrued liabilities.

 (c) To record the revaluation of property and equipment acquired to estimated fair market value.

 (d) To record the purchase price in excess of net tangible and identifiable intangible assets acquired.

 (e) To record the fair value of identifiable intangible assets acquired.

 (f)     To record additional medical costs payable, necessary to conform
         EMPHESYS' actuarial method used to determine medical costs payable with the Company's actuarial method.

 (g) To record estimated liabilities associated with the acquisition transaction including severance, lease terminations and the discontinuance of certain non-core businesses.

 (h) To record bank borrowings necessary to finance the remaining portion of the acquisition cost.

 (i)     To eliminate the acquired equity of EMPHESYS as of June 30, 1995.

Note 2:  Pro forma Adjustments - Condensed Consolidated Statement of
         Income for the six months ended June 30, 1995.

 (j) To reduce interest income for the estimated forgone interest income resulting from the use of cash and cash equivalents and marketable securities to finance the acquisition. The calculation is based upon the nominal monthly portfolio yield for investments held by the Company (at the parent level) over the six-month period.

 (k) To record depreciation and amortization related to property and equipment, identifiable intangible assets and the excess of purchase price over net tangible assets acquired. Identifiable intangible assets will be amortized over 10 years and the excess of purchase price over net assets acquired will be amortized over 40 years. Acquired property and equipment (primarily buildings) will be depreciated over 30 years, the estimated remaining useful life.

 (l) To recognize estimated interest expense related to bank borrowings necessary to finance the acquisition. The bank borrowings have an assumed interest rate of LIBOR plus 3/8 percent over the six month period.

Note 3:  Income Taxes

 (m) Estimated pro forma income taxes were recorded at an assumed combined federal and state income tax rate of 34.6 percent.

                                    39

                               Humana Inc.
          Pro forma Condensed Consolidated Statement of Income
                  For the year ended December 31, 1994
                               (Unaudited)
             (Dollars in millions except per share results)



                                                               Humana
                             Historical          Pro forma    Pro forma
                          Humana    EMPHESYS    Adjustments   Combined

Revenues:
 Premiums               $ 3,576     $ 1,387                   $ 4,963
 Interest                    62          50      $  (16)(a)        96

 Other income                16          25           -            41

   Total revenues         3,654       1,462         (16)        5,100


Operating expenses:
 Medical costs            2,918       1,020           -         3,938
 Selling, general and
  administrative            436         323                       759
 Depreciation and
  amortization               50          14          17 (b)        81
 Restructuring and
  unusual charges            18           -                        18

   Total operating
    expenses              3,422       1,357          17         4,796



Income from operations      232         105         (33)          304

Interest expense
 (recovery)                 (25)          3          12 (c)       (10)


Income before income
 taxes                      257         102         (45)          314

Provision for income
 taxes                       81          38         (15)(d)       104


Net income              $   176     $    64      $  (30)      $   210




Earnings per common
 share                  $     1.10  $     0.40   $   (0.19)   $     1.31


Weighted average
 common shares
 outstanding (000's)    160,911     160,911     160,911       160,911






See notes to pro forma condensed consolidated statement of income.

                NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENT OF INCOME
                  For the year ended December 31, 1994
                               (Unaudited)


Note 1:  Pro forma Adjustments

 (a) To reduce interest income for the estimated forgone interest income resulting from the use of cash and cash equivalents and marketable securities to finance the acquisition. The calculation is based upon the nominal monthly portfolio yield for investments held by the Company (at the parent level) over the twelve-month period.

 (b) To record depreciation and amortization related to property and equipment, identifiable intangible assets and the excess of purchase price over net tangible assets acquired. Identifiable intangible assets will be amortized over 10 years and the excess of purchase price over net assets acquired will be amortized over 40 years. Acquired property and equipment (primarily buildings) will be depreciated over 30 years, the estimated remaining useful life.

 (c) To recognize estimated interest expense related to bank borrowings necessary to finance the acquisition. The bank borrowings have an assumed interest rate of LIBOR plus 3/8 percent over the twelve month period.

Note 2:  Income Taxes

 (d) Estimated pro forma income taxes were recorded at an assumed combined federal and state income tax rate of 33 percent.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


   (c)   Exhibits

         2.1 Offer to Purchase, dated August 16, 1995. Exhibit (a)(1) to the Company's Schedule 14D-1 and 13D dated August 16, 1995, is incorporated by reference herein.

         2.2 Agreement and Plan of Merger, dated August 9, 1995 among the Company, EMPHESYS and HEW, Inc. Exhibit (a)(10) to the Company's Schedule 14D-1 and 13D is incorporated by reference herein.

         2.3 Stock Option and Tender Agreement, dated as of August 9, 1995, among the Company, Lincoln National Corporation and American States Insurance Company. Exhibit (c)(1) to the Company's Schedule 14D-1 and 13D is incorporated by reference herein.

         2.4    Amendment No. 1 dated August 24, 1995, to the Company's
                Schedule 14D-1 and 13D is incorporated by reference herein.

         2.5    Amendment No. 2 dated August 30, 1995, to the Company's
                Schedule 14D-1 and 13D is incorporated by reference herein.

         2.6    Amendment No. 3, dated September 15, 1995, to the
                Company's Schedule 14D-1 and 13D is incorporated by reference herein.

         2.7    Amendment No. 4, dated September 28, 1995, to the
                Company's Schedule 14D-1 and 13D is incorporated by reference herein.

         2.8    Amendment No. 5, dated October 3, 1995, to the Company's
                Schedule 14D-1 and 13D is incorporated by reference herein.

         2.9    Amendment No. 6, dated October 10, 1995, to the Company's
                Schedule 14D-1 and 13D is incorporated by reference herein.

         2.10   Amendment No. 7, dated October 12, 1995, to the Company's
                Schedule 14D-1 and 13D is incorporated by reference herein.

         20.1 Credit Agreement, dated as of January 12, 1994, as amended by an Agreement and Amendment dated as of October 27, 1994, an Amendment dated as of August 1, 1995, and an Amendment and Restatement dated as of September 26, 1995 among Chemical Bank as Agent, the Banks party thereto, and the Company. Exhibit (b)(2) to Amendment No. 4 of the Company's Schedule 14D-1 and 13D is incorporated by reference herein.

         23.1   Consent of Ernst and Young LLP, Independent Auditors.

                                SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                              Humana Inc.
Date:  October 25, 1995
                                             /s/James E. Murray
                                             James E. Murray
                                             Vice President and
                                             Controller (Principal
                                             Accounting Officer)